                                                                    Exhibit 10.1

                        [City National Bank Letterhead]

                                 REVOLVING NOTE
$10,000,000.00                                                Note#643-648/36232
                                                        Sherman Oaks, California
                                                                    May 31, 2001

     On July 1, 2002, Digital Insight Corporation, a Delaware corporation ("Borrower"), promises to pay to the order of City National Bank, a national banking association ("CNB"), at its office in this city, in United States Dollars and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000.00) ("Revolving Credit Commitment"), or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each advance from the date of its disbursement at a rate computed on a basis if a 360-day year, actual days elapsed, equal to the "Prime Rate" of CNB, as it exists from time to time, per year. "Prime Rate" shall mean the rate most recently announced by CNB at its principal office in Beverly Hills, California, as its "Prime Rate." Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower.

     As provided herein, the principal of this Note may be borrowed, repaid and reborrowed from time to time prior to maturity, provided at the time of any borrowing no Event of Default (as hereinafter defined) exists, and provided further that the total borrowings outstanding at any one time shall not exceed the Revolving Credit Commitment less outstanding Letters of Credit. Each borrowing and repayment hereunder shall be noted in the books and records of CNB. The excess of borrowings over repayments shall evidence the principal balance due hereon from time to time and at any time. Borrowings hereunder shall be presumed to have been made to or for the benefit of Borrower when made a noted in such books and records.

     Interest accruing on this Note shall be payable on the last day of each month, commencing May 31, 2001.

     A Commitment Fee shall be payable at the end of each fiscal quarter, in arrears, and shall be equal to 0.25 percent (1/4%), computed on an annual basis based upon a 360 day year, of the average of the daily differences between the Revolving Credit Commitment and the aggregate of Revolving Credit Loans and Letters of Credit outstanding.

     The occurrence of any of the following shall constitute an "Event of Default" hereunder, if not cured after ten (10) days written notice thereof given by CNB to Borrower:

1. Failure to make any payment of principal or interest when due under this Note;

2. Filing of a petition by or against Borrower under any provision of the Bankruptcy Code;

3. Appointment of a receiver or an assignee for the benefit of creditors for Borrower;

4. Commencement of dissolution or liquidation proceedings or the disqualification (under any applicable law or regulation) of Borrower;

5. Any financial statement provided by Borrower to CNB is materially false or misleading;

6. Any material default in the payment of performance of any obligation, or an acceleration of any payment obligations based on any material default under any provision of any contract or instrument pursuant to which Borrower has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;

7. Any sale or transfer of all or a substantial part of the assets of Borrower other than in the ordinary course of business;

8. Any material violation, breach or default under this Note, any letter agreement, guaranty, security agreement, deed of trust, subordination agreement or any other contract or instrument executed in connection with this Note or securing this Note;

9. Failure of Borrower to furnish CNB, within the times specified, the following statements:

    9.1 Within sixty (60) days after the end of each quarterly accounting period of each fiscal year, a copy of Borrower's Form 10-Q, or in lieu thereof, a financial statement consisting of not less than a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, prepared in accordance with generally acceptable accounting principals consistently applied, which financial statement may be internally prepared;

    9.2 Within one hundred twenty (120) days after the close of each fiscal year, a copy of Borrower's Form 10-K, or in lieu thereof, a copy of the annual audit report for such year for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, and certified by such accountants to have been prepared in accordance with generally acceptable accounting principals consistently applied and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto;

    9.3 Prior to the consummation of an acquisition, a pro forma statement as to Borrower's compliance with the financial covenants set forth in
         Section 10, below, where such acquisition is valued at more that One Hundred Million Dollars ($100,000,000.00) on a pooling of interests basis or Twenty Million Dollars ($20,000,000.00) on a purchase basis;

    9.4 The Federal Income Tax Return for Borrower within ten (10) days after its filing of each Return, respectively; and

    9.5 Such additional information, reports, and/or statements as CNB may, from time to time, reasonably request.

10. Failure of Borrower to maintain the following:

    10.1 Tangible Net Worth of not less than $20,000,000.00 at all times;

     10.2 A ratio of Total Senior Liabilities to Tangible Net Worth of not more than 1.5 to 1.0 at all times; and

     10.3 Quarterly operating losses, plus extraordinary charges and merger related acquisition costs including amortization of goodwill and deferred compensation (as it related to acquisitions), plus taxes, interest expense, and any one-time non-recurring items, not to exceed:

          10.3.1    $7,000,000.00 for the fiscal quarter ending June 30, 2001;

          10.3.2 $5,000,000.00 for the fiscal quarter ending September 30, 2001;

          10.3.3 $4,000,000.00 for the fiscal quarter ending December 31, 2001;

          10.3.4    $4,000,000.00 for the fiscal quarter ending March 31, 2002;
                    and

          10.3.5    $3,000,000.00 for the fiscal quarter ending thereafter.

     10.4 Liquid Assets at all times of not less than the greater of (a) Twice the amount of Revolving Credit Loans and other bank debt outstanding, or (b) the total Cash Expenditures.

     For purposes of this Note, the following terms have the following meanings:

     "Cash Expenditures" shall mean the difference between Liquid Assets at the beginning and the end of the two (2) most recent fiscal quarters, if such Liquid Assets are lower at the end of the two (2) most recent fiscal quarters.

     "Liquid Assets" shall mean the sum of cash, cash equivalents and Marketable Securities held in Borrower's name upon which there is no security interest, lien or other encumbrance.

     "Marketable Securities" shall mean "margin stock" as defined in Regulation U of the Federal Reserve Board; bonds and other debt securities of United States corporations not falling within the definition of "margin stock" with a credit quality rating of at least A by Standard & Poors or A2 by Moody's; obligation of the United States government or agencies thereof; and obligations of any state, territory, municipality or local governmental subdivision or entity of the United States, with a credit quality rating of at least A by Standard & Poors or A2 by Moody's.

     "Subordinated Debt" shall mean indebtedness of Borrower or any Subsidiary the repayment of principal and interest of which is subordinated to CNB, on terms satisfactory to CNB.

     "Tangible Net Worth" shall mean the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principals consistently applied for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including without limitation, unamortized debt discount, affiliate, employee and officer receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges, copyrights, franchises and appraisal surplus; minus (b) all obligations which are required by generally accepted accounting principals consistently applied to be reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; minus, (c) the amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower's consolidated balance sheet, as determined in accordance with generally accepted accounting principals consistently applied; minus (d) minority interests; and minus (e) deferred income and reserves not otherwise reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries.

     "Total Senior Liabilities" shall mean, as of any date of determination, the amount of all obligations that should be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principals consistently applied, less Subordinated Debt.

     Upon the occurrence of any Event of Default, CNB, at its option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor all of which are expressly waived by Borrower, and CNB shall have no obligation to make any further advances hereunder. Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees (which counsel may be CNB employees), expended or incurred by CNB (or allocable to CNB's in-house counsel) in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Any principal or interest not paid when due hereunder shall thereafter bear additional interest from its due date at a rate of five percent (5%) per year higher than the interest rate as determined and computed above, and continuing thereafter until paid.

     This Note and all matters relating thereto, shall be governed by the laws of the State of California.

"Borrower"                      Digital Insight Corporation, a
                                Delaware corporation

                                By:  /s/ Kevin McDonnell
                                   -------------------------------------------
                                Kevin McDonnell, Senior Vice President -
                                Finance, Chief Financial Officer and Secretary